Exhibit 99.1

                 FREDERICK COUNTY BANCORP, INC. REPORTS RESULTS
                           FOR THE FOURTH QUARTER 2005

    FREDERICK, Md., Jan. 10 /PRNewswire-FirstCall/ -- Frederick County Bancorp, Inc. (the "Company") (OTC Bulletin Board: FCBI), the parent company for Frederick County Bank, announced today that, as of December 31, 2005, after slightly more than four years in operation, assets stood at $207.5 million, with deposits of $190.1 million and loans of $155.3 million. For the quarter ended December 31, 2005 the Company recorded a net profit of $508,000 and diluted earnings per share of $0.33, which compares favorably to the net profit of $488,000 and diluted earnings per share of $0.32 recorded for the fourth quarter of 2004. For the full year of 2005, the Company earned $1.83 million with diluted earnings per share of $1.20, exceeding the $1.52 million in earnings and diluted earnings per share of $1.01 for the full year of 2004. However, it should be noted that the Company had income tax expenses of $302,000 and $863,000 for the three and twelve-month periods ended December 31, 2005, respectively, but had no income tax expense during the same periods in 2004.

SOURCE  Frederick County Bancorp, Inc.
    -0-                             01/10/2006
    /CONTACT: William R. Talley, Jr., Executive Vice President and Chief Financial Officer of Frederick County Bancorp, Inc., +1-240-529-1507/
    /Web site:  http://www.frederickcountybank.com /
    (FCBI)